UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 10, 2018

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 731-8389

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.02Termination of a Material Definitive Agreement.

On May 10, 2018, aTyr Pharma, Inc. (the “Company”) approved the implementation of a corporate restructuring and program prioritization plan (the “Restructuring Plan”) to streamline the Company’s operations and concentrate development efforts on the advancement of its therapeutic candidate, ATYR1923.  As part of the Restructuring Plan, the Company provided The Scripps Research Institute (“TSRI”) with written notice of termination of that certain Amendment and Restated Research Funding and Option Agreement dated January 19, 2015, as amended, entered between the Company and TSRI (the “TSRI Agreement”). The termination will be effective as of November 10, 2018.

The description of the TSRI Agreement contained in this Report does not purport to be complete, and is qualified in its entirety by reference to the description of the material terms of the TSRI Agreement contained in our Annual Report on Form 10-K for the year ended December 31, 2017, and to the copy of the TSRI Agreement, which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1, filed on April 6, 2015.

Item 2.02	Results of Operations and Financial Condition.

On May 14, 2018, the Company announced financial results for the quarter ended March 31, 2018 and the Restructuring Plan in the press release attached hereto as Exhibit 99.1.

The information under this Item 2.02, including Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05Costs Associated with Exit or Disposal Activities.

As part of the Restructuring Plan, on May 11, 2018, the Company implemented a reduction in the Company’s workforce by approximately 30% to 42 full-time employees. The Restructuring Plan was approved by management (with authority delegated by the Board of Directors) on May 10, 2018.  Affected employees were informed on May 11, 2018. The Company estimates that it will record charges of approximately $900,000 for employee severance and other related termination benefits and approximately $400,000 in one-time, non-cash stock-based compensation charges due to the acceleration of time-based vesting provisions of outstanding equity awards in accordance with the Company’s Executive Severance and Change in Control Policy. Severance benefits are expected to be paid in full by the end of July 2018.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with severance and termination benefits relating to the Restructuring Plan. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Restructuring Plan and the reduction in workforce. In addition, the Company’s costs may be greater than anticipated and the Restructuring Plan may have an adverse impact on the Company’s development activities. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2018, and the Company’s subsequent current and periodic reports filed with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Earnings Press Release of aTyr Pharma, Inc. dated May 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Sanjay S. Shukla
Sanjay S. Shukla, M.D., M.S.
President and Chief Executive Officer

Date: May 14, 2018

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